THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

FOLD HOLDINGS, INC.

AMENDED AND RESTATED SENIOR UNSECURED PROMISSORY NOTE

Original Issuance Date: February 25, 2026
Restatement Date: November 9, 2026
Maximum Principal Amount: $25,000,000
Principal Outstanding on the Restatement Date: $13,000,000

For Value Received, Fold Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to SATS Credit Fund LP, a Delaware limited partnership, or its registered assigns (the “Holder”) the aggregate principal amount of all Advances outstanding hereunder not to exceed the Maximum Principal Amount (as defined below) (as reduced pursuant to the terms hereof pursuant to prepayment or otherwise, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the Cash Interest Rate (as defined below) from the Funding Date of each Advance until the same becomes due and payable, whether upon the Maturity Date or upon acceleration or otherwise (in each case in accordance with the terms hereof), and to issue PIK Shares (as defined below) in accordance with the terms hereof. Certain capitalized terms used herein are defined in Section 12.

WHEREAS, the Company and the Holder entered into that certain Purchase Agreement, dated as of February 25, 2026 (as amended by Amendment No. 1 thereto dated as of the Restatement Date (the “Amendment No. 1 to Purchase Agreement”), the “Purchase Agreement”), pursuant to which the Holder purchased, for the purchase price of $13,000,000, the Senior Unsecured Promissory Note of the Company dated February 25, 2026 (the “Existing Note”) and 520,000 shares of Common Stock (the “Initial Commitment Shares”) from the Company;

WHEREAS, the Company and the Holder entered into that certain Registration Rights Agreement dated as of February 25, 2026, pursuant to which the Company agreed to register the resale of the Initial Commitment Shares, and concurrently herewith are entering into Amendment No. 1 thereto, which extends such registration rights to the PIK Shares (such Registration Rights Agreement, as so amended, the “Registration Rights Agreement”);

WHEREAS, the Existing Note provided that it may be renewed upon the issuance of an additional 520,000 shares of Common Stock (the “Additional Commitment Shares”), and the Company and the Holder desire that such renewal mechanism and the Additional Commitment Shares be replaced by the 1,500,000 shares of Common Stock provided herein;

WHEREAS, pursuant to the Registration Rights Agreement, the Company shall commit to registering the PIK Shares issued pursuant to Section 2(f)(i)-(iii) hereof with the Securities and Exchange Commission pursuant to a Registration Statement as soon as reasonably practicable after each issuance of PIK Shares to the Holder, as consideration of the Holder entering into the Amendment No. 1 to Purchase Agreement and this Note (as defined below) and

WHEREAS, the Company and the Holder desire to amend and restate the Existing Note in its entirety to, among other things, (i) continue the $13,000,000 outstanding principal amount of the Existing Note as the Rollover Amount, (ii) provide for additional Advances of up to $12,000,000 upon the mutual agreement of the Company and the Holder, and (iii) extend the maturity hereof, in each case on the terms set forth herein (this “Note”).

NOW, in consideration of the mutual promises and undertaking set out herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, IT IS AGREED BY THIS NOTE that the Existing Note is hereby amended and restated in its entirety as follows:

1. Payments of Principal; Advances

(a) Payments of Principal. On the Maturity Date, the Company shall pay to the Holder all outstanding Principal, together with all accrued and unpaid Interest thereon, in cash by wire transfer of immediately available funds to an account designated by the Holder in writing. All payments of Principal and Interest under this Note shall be made in lawful money of the United States of America, except as provided in Section 3(b).

(b) Facility. This Note evidences a senior unsecured delayed-draw term facility in an aggregate funded principal amount not to exceed $25,000,000 (the “Maximum Principal Amount”), consisting of (i) $13,000,000, being the outstanding principal amount of the Existing Note on the date set forth above as the Restatement Date (the “Restatement Date”), which is continued hereunder and shall be deemed an Advance made on the Restatement Date (the “Rollover Amount”), and (ii) up to $12,000,000 of additional principal (the “Incremental Amount”), which may be advanced in one or more draws in accordance with Section 1(c) (the Rollover Amount and each such draw, an “Advance”). Amounts repaid or prepaid hereunder may not be reborrowed.

(c) Draws; Mutual Agreement. Each draw of the Incremental Amount shall require the mutual written agreement of the Company and the Holder at the time of such draw. The Incremental Amount is uncommitted, the Holder may approve or decline any Draw Request in its sole and absolute discretion, and no Draw Request shall create any obligation of the Holder to make any Advance. The Company may request a draw by delivering to the Holder a written request substantially in the form of Exhibit A (a “Draw Request”) not less than ten (10) Business Days prior to the proposed Funding Date, stating the amount requested, the proposed Funding Date and the intended use of proceeds which the Holder may approve or decline to fund in its sole and absolute discretion. Each draw shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000.

(d) Conditions to Each Draw. The funding of each draw of the Incremental Amount shall be subject to the satisfaction of the following conditions on the date of the Draw Request and on the Funding Date: (i) no Event of Default, or event that, with the passage of time or giving of notice or both, would constitute an Event of Default, shall have occurred and be continuing or would result from such draw; (ii) the representations and warranties of the Company contained in Section 3 of the Purchase Agreement, as made on such date in accordance with Section 3 of the Purchase Agreement, shall be true and correct in all material respects as of such date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company shall have so certified in the Draw Request; (iii) the representations and warranties of the Holder contained in Section 2 of the Purchase Agreement, as made on the Funding Date in accordance with Section 2 of the Purchase Agreement, shall be true and correct in all material respects as of the Funding Date, and the Holder shall have so certified in a Draw Approval (as defined below); (iv) the Company shall issue the PIK Shares required under Section 2(f)(ii) on the Funding Date (or such later date as the Holder may agree in its sole and absolute discretion), and such PIK Shares shall be registered pursuant to a Registration Statement; and (v) the Holder shall have approved such draw by delivering to the Company a written approval substantially in the form of Exhibit B (a “Draw Approval”).

(e) Availability Period. Draw Requests may be delivered only during the period from the Restatement Date until the date that is sixty (60) days prior to the Maturity Date then in effect (the “Availability Period”); provided, that the Availability Period shall terminate upon the occurrence of any Event of Default or upon the prepayment in full of the outstanding Principal. If the Maturity Date is extended pursuant to Section 3(d), the Availability Period shall extend to the date that is sixty (60) days prior to the extended Maturity Date. Any portion of the Incremental Amount not drawn by the end of the Availability Period shall be cancelled.

(f) Records. Each Advance and each payment of Principal shall be recorded in the register maintained pursuant to Section 7(g), which shall be conclusive absent manifest error; provided, that any failure to so record shall not affect the obligations of the Company hereunder. Each Advance shall be evidenced by this Note, and no new note, amendment or restatement of this Note, or other instrument, shall be required in connection with any Advance.

2. Interest

(a) Cash Interest. Interest shall accrue on the outstanding Principal at the rate of ten percent (10.0%) per annum (the “Cash Interest Rate”). Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on each Advance shall accrue from its Funding Date.

(b) Payment of Interest. Accrued Interest shall be payable monthly in arrears, in cash, on or before the fifth (5th) Business Day of each calendar month (each, an “Interest Payment Date”), commencing on the first such date following the Restatement Date. Interest accrued but unpaid on any Interest Payment Date shall continue to accrue and shall be payable on the next succeeding Interest Payment Date or on the Maturity Date, whichever is earlier.

(c) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding Principal shall bear interest at a rate per annum equal to the Interest which would have otherwise been earned through the Maturity Date.

(d) Business Day Convention. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(e) Tax Withholding. All payments of Principal and Interest under this Note shall be made without deduction or withholding for any taxes, except as required by applicable law. If the Company is required by applicable law to deduct or withhold any tax from any payment of Principal or Interest, the Company shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.

(f) PIK Fee. In addition to the Interest payable under Section 2(a), the Company shall pay amounts in kind equal to the amounts noted in clauses (i) – (iii) below (“PIK Fees”), payable by the issuance to the Holder of shares of Common Stock (“PIK Shares”) having a value (the “PIK Value”) as follows:

(i) within fifteen (15) days of the Restatement Date, 1,500,000 shares of Common Stock of the Company, which shall constitute the renewal of the Rollover Amount for a further annual period and shall be in lieu of the Additional Commitment Shares;

(ii) on the Funding Date of each draw of the Incremental Amount, the number of PIK Shares that equate to a PIK Value of 7.0% of the amount so drawn; and

(iii) on the first day of the Renewal Term, the number of PIK Shares that equate to a PIK Value of 7.0% of all Principal outstanding on such day.

The number of PIK Shares to be issued on any date shall equal the applicable PIK Value divided by the volume-weighted average price of the Common Stock on the Eligible Market on which it is then listed for the thirty (30) consecutive Trading Days prior to the Restatement Date, rounded down to the nearest whole share, with any fractional share paid in cash. PIK Shares shall be fully earned when issued, shall not be prorated for draws made part-way through any annual period and shall not be rebated upon any prepayment or at maturity. No PIK Fee shall be payable on undrawn amounts. PIK Fees shall not be added to Principal, and Interest shall accrue on Principal only. PIK Shares shall be validly issued, fully paid and non-assessable, free from all Liens other than restrictions on transfer under applicable securities laws, and shall constitute “Registrable Securities” under the Registration Rights Agreement (as amended by Amendment No. 1 thereto), the resale of which the Company shall register in accordance with the Registration Rights Agreement. If the Company is unable to issue or deliver any PIK Shares when due for any reason (including by reason of Section 2(g) hereof or the Common Stock ceasing to be listed on an Eligible Market), the Company shall pay the corresponding PIK Value to the Holder in cash on the same date.

(g) Exchange Cap. For the avoidance of all doubt, the Company shall not issue any PIK Shares or other shares of Common Stock to the extent that such issuance, together with all other issuances of Common Stock to the Holder and its affiliates that are aggregated therewith under the rules of the Eligible Market on which the Common Stock is then listed, would require approval of the Company’s stockholders under such rules, unless such approval has been obtained.

3. Prepayment

(a) Voluntary Prepayment. The Company may prepay all or any part of the outstanding principal at any time, from time to time, without any premium or penalty, in minimum amounts of $1,000,000 in the case of any partial prepayment, provided that if the aggregate outstanding principal amount is less than $1,000,000, the Company may prepay the entire outstanding principal amount. Any such prepayment must include all accrued and unpaid interest on the prepaid amount through and including the date of prepayment and must be preceded by at least five (5) Business Days’ prior written notice to the Holder. Any partial prepayment shall be applied first to accrued and unpaid Interest, then to outstanding Principal. For the avoidance of doubt, upon any prepayment of all or any portion of the Principal, the Company shall have no obligation to pay Interest on the amount so prepaid for any period following the date of such prepayment, and no PIK Shares previously issued shall be rebated.

(b) Mandatory Prepayment. If the Bitcoin VWAP is equal to or less than a Trigger Price set forth in the table below (each, a “Prepayment Trigger Event”), the Holder may, by written notice to the Company delivered simultaneously to legal@foldapp.com and finance@foldapp.com (a “Prepayment Trigger Notice”), require the Company to prepay outstanding Principal in the corresponding amount set forth opposite such Trigger Price (each, a “Triggered Prepayment Amount”), together with all accrued and unpaid Interest on the amount so prepaid through and including the date of such prepayment:

Trigger Price (Bitcoin VWAP)	Triggered Prepayment Amount
Tier 1: $45,000 (based on 12h Bitcoin VWAP)	Up to 25% of the outstanding principal amount plus all accrued and unpaid Interest
Tier 2: $40,000 (based on 6h Bitcoin VWAP)	Up to 50% of the outstanding principal amount plus all accrued and unpaid Interest
Tier 3: $37,000 (based on Coinmarketcap BTC Price)	Up to 100% of the outstanding principal amount plus all accrued and unpaid Interest

The Company shall pay the applicable Triggered Prepayment Amount within ten (10) hours following receipt of the Prepayment Trigger Notice; provided, that if the Prepayment Trigger Notice is received outside of Business Hours, the time period for repayment shall commence at 8:00 a.m. Eastern Time on the next Business Day. Payment shall be made by wire transfer of immediately available funds (in U.S. dollars) to a bank account designated by the Holder in such Prepayment Trigger Notice or, solely at the Company’s option, by delivery of bitcoin to the Holder’s Bitcoin Address provided by the Holder, valued at the applicable Trigger Price. In the event the Company elects to deliver bitcoin in satisfaction of a Triggered Prepayment Amount, the Principal under this Note shall be reduced by the corresponding U.S. dollar cash value of the bitcoin so delivered. Each Prepayment Trigger Notice shall specify the applicable Trigger Price, the Trading Day on which the Prepayment Trigger Event occurred, the corresponding Triggered Prepayment Amount, and the bitcoin equivalent amount for any Triggered Prepayment Amount. For the avoidance of doubt, each Trigger Price may only be exercised once with respect to the Principal outstanding at the time of such exercise, and any Triggered Prepayment Amount previously paid in respect of a given Trigger Price shall not be required to be paid again; provided, however, in the event that an Advance is made after such Trigger Price is exercised, that Trigger Price may only be exercised with respect to the principal underlying such later Advance if such Advance was made at a time the bitcoin VWAP exceeded such Trigger Price. In the event a Prepayment Trigger Notice is delivered as a result of decreasing bitcoin prices while another Prepayment Trigger Notice is in effect and has not yet been repaid, the Prepayment Trigger Notice resulting from the lowest Trigger Price shall govern with respect to the amount to be repaid but shall not extend the time period for repayment. For example, if a Prepayment Trigger Notice as a result of the bitcoin price reaching Tier 3 ($37,000 or less) is issued at 10:00 a.m. Eastern Time after another Prepayment Trigger Notice as a result of the bitcoin price reaching Tier 2 ($40,000 or less) was issued previously at 9:00 a.m. Eastern Time, the prepayment requirements with respect to the outstanding principal amount to be repaid pursuant to the Tier 3 Prepayment Trigger Notice (in this case, 100%) shall govern but the time for repayment shall not be extended by the issuance of such Tier 3 Prepayment Notice beyond the time period for prepayment under the Tier 2 Prepayment Notice (which is 7:00 p.m.), and as a result 100% of outstanding principal amount must be prepaid by 7:00 p.m. Eastern Time. A Prepayment Trigger Notice must be delivered no later than one (1) Business Day following the day on which the applicable Prepayment Trigger Event occurred.

(c) Change of Control. Upon the occurrence of a Change of Control (as defined in Section 12), the Holder may require Company to prepay the outstanding Principal, together with all accrued and unpaid Interest and all other amounts payable under this Note, in cash by wire transfer of immediately available funds to an account designated by the Holder in writing on the Business Day immediately preceding the consummation of such Change of Control.

(d) Renewal. The Company may, at its election, extend the Maturity Date for one (1) additional period of twelve (12) months (the “Renewal Term”) by written notice to the Holder delivered not later than thirty (30) days prior to the Initial Maturity Date (a “Renewal Notice”). Upon delivery of a Renewal Notice, the Maturity Date shall be extended to the last day of the Renewal Term automatically on the Initial Maturity Date, without the consent of the Holder or any change in the terms hereof, provided that (i) no Event of Default has occurred and is continuing on the Initial Maturity Date and (ii) the Company issues the PIK Shares required under Section 2(f)(iii) (or pays the corresponding PIK Value in cash in accordance with Section 2(f)) on the first day of the Renewal Term. All covenants, obligations and terms of this Note and the Purchase Agreement shall continue in full force and effect during the Renewal Term.

4. Ranking; Unsecured Obligation

This Note shall not become effective as an amendment and restatement of the Existing Note unless and until the conditions set forth in Section 3 of Amendment No. 1 to the Purchase Agreement have been satisfied or waived, and until such time the Existing Note shall remain in full force and effect. The proceeds of each Advance of the Incremental Amount shall be applied by the Company solely for working capital and general corporate purposes, including growth of the Company’s credit card program and program reserves required by its partners, and shall not be used to acquire bitcoin for treasury purposes, to repurchase or redeem any Equity Interests of the Company, or to repay any other Indebtedness other than in the ordinary course of business. This Note shall constitute a senior unsecured obligation of the Company, ranking (i) senior in right of payment to all existing and future Indebtedness of the Company and its Subsidiaries that is expressly subordinated in right of payment to this Note, and (ii) pari passu in right of payment with all existing and future unsecured, unsubordinated Indebtedness of the Company. This Note is an unsecured obligation. The Holder has no lien on, security interest in, or other encumbrance upon any assets or properties of the Company or any of its Subsidiaries in respect of the obligations under this Note, and no guarantee or account control agreement is granted in respect thereof.

5. Covenants

So long as any Principal or Interest remains outstanding under this Note, the Company covenants and agrees as follows:

(a) Incurrence of Indebtedness. Without the consent of the Holder, the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly incur, assume, guarantee, or otherwise become liable for any future Indebtedness subsequent to the Original Issuance Date that is in an aggregate principal amount exceeding $25,000,000 (the “Permitted Debt Cap”). For the purpose of calculating the Permitted Debt Cap, the following shall be excluded: (i) guarantees of Indebtedness or any other Indebtedness incurred for the purpose of operating the Company’s credit card program, including for credit facilities to fund receivables or bank reserves, which, notwithstanding anything to the contrary elsewhere in this Note, such credit card program related credit facilities may be secured by a first priority lien on (a) credit card receivables or (b) the Company’s bitcoin; and (ii) Indebtedness under this Note, including all Advances made hereunder. For the avoidance of doubt, nothing in this Section 5 or elsewhere in this Note shall prohibit or restrict any liens, including first priority liens, securing indebtedness excluded from the Permitted Debt Cap under Section 5(a)(i), provided, however, that any Indebtedness secured by a lien (other than such Indebtedness referenced in Section 5(a)(i) hereof) shall not be excluded and shall count towards the Permitted Debt Cap.

(b) Preservation of Existence. The Company shall maintain and preserve its corporate existence, rights, and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary; provided, that a wholly-owned Subsidiary may merge or consolidate into the Company or another wholly-owned Subsidiary.

(c) Compliance with Laws. The Company and its Subsidiaries shall comply with all applicable laws, rules, regulations, and orders in all material respects, and shall maintain all permits, licenses, and authorizations necessary to conduct their respective businesses, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d) Taxes. The Company and its Subsidiaries shall pay when due all material taxes, fees, or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries, except where (i) the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries, or (ii) such taxes are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP.

(e) Financial Reporting. So long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall timely file all periodic reports required thereunder (giving effect to any permissible extensions in accordance with Rule 12b-25 under the 1934 Act). If the Company ceases to comply with such reporting requirements, the Company shall provide to the Holder: (i) audited annual financial statements within ninety (90) days of each fiscal year-end, and (ii) unaudited quarterly financial statements within forty-five (45) days of each fiscal quarter-end, in each case prepared in accordance with GAAP.

(f) Notice of Default. The Company shall provide prompt written notice to the Holder (and in any event within two (2) Business Days) of the occurrence of any Event of Default or any event that, with the passage of time or giving of notice or both, would constitute an Event of Default, together with a description of the nature thereof and the steps, if any, being taken to cure such default.

(g) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

(h) Restricted Payments. The Company shall not declare or pay any dividend or other distribution on, or repurchase or redeem, any of its Equity Interests, other than dividends payable solely in Common Stock and repurchases of Equity Interests from employees solely in connection with tax withholding upon the vesting of equity awards.

6. Events of Default

(a) Events of Default. Each of the following events shall constitute an “Event of Default”:

(i) Payment Default. The Company fails to pay (A) any amount of Principal when due, or (B) any amount of Interest when due, and such failure continues for three (3) Business Days after the date on which such payment was due.

(ii) Covenant Default. The Company breaches any covenant or material agreement contained in this Note or the Purchase Agreement (other than those covered by clause (vii) below) and such breach, if curable, remains uncured for a period of ten (10) consecutive calendar days after the earlier of (x) the date of receipt by the Company of written notice from the Holder specifying such breach and (y) the date the Company obtains knowledge of such breach.

(iii) Bankruptcy. (A) The Company or any material Subsidiary commences a voluntary case or proceeding under any applicable federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, trustee, assignee, custodian, liquidator, sequestrator, or similar official of the Company or any material Subsidiary or of any substantial part of the property of the Company or any material Subsidiary, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due; or (B) an involuntary case or proceeding is commenced against the Company or any material Subsidiary under any applicable federal, state, or foreign bankruptcy, insolvency, reorganization, or other similar law, and such case or proceeding remains undismissed for a period of sixty (60) consecutive days.

(iv) Delisting. The Common Stock (as defined in Section 12) ceases to be listed or quoted on an Eligible Market for a period of ten (10) consecutive Trading Days.

(v) Cross-Default. The Company or any Subsidiary fails to pay any principal, interest, fee or any other amounts payable with respect to any other Indebtedness having an aggregate principal amount exceeding $1,000,000 when due (following any applicable notice or grace periods), or any event occurs that enables the holder of such Indebtedness to accelerate the maturity thereof.

(vi) Breach of Representation. Any representation or warranty made by the Company in the Purchase Agreement, any Draw Request, or any certificate delivered pursuant to this Note proves to have been untrue in any material respect when made or deemed made.

(vii) PIK Default. The Company fails to issue any PIK Shares when due and fails to pay the corresponding PIK Value in cash in accordance with Section 2(f), and such failure continues for three (3) Business Days.

(b) Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default and after any applicable notice and cure period, the Availability Period shall terminate and:

(i) Acceleration. The Holder may, by written notice to the Company, declare all outstanding Principal, accrued and unpaid Interest, and all other amounts payable under this Note to be immediately due and payable in cash, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Company.

(ii) Other Remedies. The Holder shall have all rights and remedies available under this Note, the Purchase Agreement, and applicable law, including the right to seek specific performance and injunctive relief. The remedies provided herein shall be cumulative and not exclusive of any other remedies available at law or in equity.

7. Transfer; Reissuance

(a) Transfer Restrictions. The Holder may assign or transfer this Note, in whole or in part, without the consent of the Company to (i) any affiliate or affiliated fund of the Holder, (ii) any person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), or (iii) any “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and may otherwise assign or transfer this Note, in whole or in part, with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned, or delayed); provided, that (A) such transfer complies with all applicable laws, including applicable securities laws, (B) the transferee agrees in writing to be bound by the terms of this Note and the Purchase Agreement, and (C) the Holder provides written notice to the Company within five (5) Business Days of such transfer; provided, further, that in the event of any transfer or assignment of this Note, the mandatory prepayment right described in Section 3(b) herein shall not transfer to any assignee or transferee without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned, or delayed) explicitly approving the assignment or transfer of that right. For the avoidance of doubt, the Company’s consent to the assignment or transfer to the Note as a whole shall not be deemed to be consent to the assignment or transfer of the right described in Section 3(b) unless the Company explicitly states so in such consent.

(b) Mechanics of Transfer. If this Note is to be transferred in accordance with Section 7(a), the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 7(e)), representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 7(e)) to the Holder representing the outstanding Principal not being transferred.

(c) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft, or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form, and, in the case of mutilation, upon surrender and cancellation of this Note, the

Company shall execute and deliver to the Holder a new Note (in accordance with Section 7(e)) representing the outstanding Principal.

(d) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 7(e) and in principal amounts of at least $1,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(e) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 7(b) or Section 7(d), the Principal designated by the Holder which, when added to the Principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Original Issuance Date of this Note, and shall indicate the Restatement Date and the Funding Date and outstanding Principal of each Advance represented thereby, (iv) shall have the same rights and conditions as this Note, (v) shall represent accrued and unpaid Interest on the Principal represented thereby from the later of the Funding Date of each Advance represented thereby and the last date through which Interest has been paid in full, and (vi) shall evidence any portion of the undrawn Incremental Amount only if, and to the extent, so designated by the Holder with the prior written consent of the Company; any undrawn Incremental Amount not so designated shall remain available only under the Note retained by the Holder, and in no event shall the sum of the outstanding Principal and the undrawn Incremental Amount under all Notes exceed the Maximum Principal Amount.

(f) Company Assignment. The Company may not assign its obligations under this Note without the prior written consent of the Holder.

(g) Register. The Company shall maintain the register for this Note in accordance with Section 5(a) of the Purchase Agreement, which shall record, in addition, each Advance, each payment of Principal and the Principal held by each holder. No transfer of any interest in this Note shall be effective until recorded in such register.

(h) Participations. The Holder may sell participations in all or any portion of this Note without the consent of the Company; provided, that the Company shall continue to deal solely with the Holder, and the Holder shall maintain a register of participants in a manner consistent with this Note being in registered form.

(i) Information Cooperation. The Company shall provide such information as the Holder may reasonably request for disclosure to existing and prospective assignees and participants and in connection with any securitization or tokenization of interests in this Note, subject to customary confidentiality undertakings and the Company’s obligations under Regulation FD.

(j) Tax Forms. Each Holder and participant shall deliver to the Company, on or prior to becoming a Holder or participant and thereafter upon request, a properly completed and executed IRS Form W-9 or applicable IRS Form W-8.

8. Noncircumvention

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder under this Note.

9. Amendments

No provision of this Note may be amended, modified, or waived except by an instrument in writing signed by the Company and the Holder (or, if there is more than one Holder, Holders of more than fifty percent (50%) of the outstanding Principal; provided, that any change to the amount, timing or rate of any payment shall require the consent of each affected Holder). Any amendment, modification, or waiver so effected shall be binding upon the Company, the Holder, and each future holder of this Note.

10. Remedies; Characterization; Waivers

(a) Cumulative Remedies. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law, or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(b) Characterization. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).

(c) Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default, or enforcement of this Note and the Purchase Agreement.

11. Miscellaneous

(a) Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b) Jurisdiction. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York and the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum, or that the venue of such suit, action, or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(c) Jury Trial Waiver. THE COMPANY AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL

BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS NOTE.

(d) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor.

(e) Cancellation. After all Principal, accrued Interest, and other amounts at any time owed on this Note have been paid in full and the Availability Period has terminated, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation, and shall not be reissued.

(f) Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular, and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.

(g) Severability. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid, or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof.

(h) Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

(i) No Personal Liability. No recourse under this Note or under any document or instrument delivered in connection herewith or therewith shall be had against any past, present, or future shareholder, employee, officer, or director of the Company or of any predecessor or successor entity of the Company, either directly or through the Company or any predecessor or successor entity of the Company, whether by virtue of any statute or rule of law, enforcement of any assessment, or penalty or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holder and as part of the consideration for the issuance of this Note.

(j) No Equity Rights; Non-Convertibility. This Note is not convertible into or exchangeable for any of the equity securities, other securities, or assets of the Company or any Subsidiary of the Company. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to or after repayment of this Note, the right to vote or to consent or to receive notice as a stockholder of the Company in respect of meetings of stockholders for the election of directors of the Company or any other matter, or any other rights whatsoever as a stockholder of the Company. The Holder, solely by virtue of holding this Note, shall have no equity interest in the Company and no rights as a stockholder of the Company. The foregoing shall not limit the Company’s obligation to issue PIK Shares hereunder or the Holder’s rights as a holder of any PIK Shares or Initial Commitment Shares.

(k) Amendment and Restatement. This Note amends and restates the Existing Note in its entirety as of the Restatement Date, and the indebtedness evidenced by the Existing Note is continued hereby and is not repaid, extinguished or novated. On the Restatement Date, the Company shall pay to the Holder in cash all Interest accrued and unpaid under the Existing Note through the Restatement Date. The Initial Commitment Shares, and the registration rights of the Holder with respect thereto, are not affected hereby. The Additional Commitment Shares (as defined in the Existing Note) shall not be issued and shall be replaced by the PIK Shares issued as described herein pursuant to Section 2(f)(i) hereof.

12. Definitions

As used in this Note, the following terms shall have the following meanings:

A.
“12h Bitcoin VWAP” means, with respect to any time of determination, the volume-weighted average Coinmarketcap BTC Price for the twelve (12) hour period ending at such time.
B.
“6h Bitcoin VWAP” means, with respect to any time of determination, the volume-weighted average Coinmarketcap BTC Price for the six (6) hour period ending at such time.
C.
“Bitcoin Address” means an identifier of alphanumeric characters that represents a digital identity or destination for a transfer of bitcoin.
D.
“Bitcoin VWAP” means, with respect to each Trigger Price, the measure of the bitcoin price specified opposite such Trigger Price in the table in Section 3(b).
E.
“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to remain closed, or in fact closed, in the State of New York.
F.
“Business Hours” means between the hours of 8:00 am to 8:00 pm Eastern Time on a Business Day.
G.
“Change of Control” means (i) a merger, consolidation, or reorganization of the Company with any other entity; (ii) a sale of all or substantially all of the Company’s assets; or (iii) any person or group becoming the beneficial owner of more than 50% of the Company’s voting stock.
H.
“Coinmarketcap BTC Price” is the price of bitcoin (BTC/USD) as reported on https://coinmarketcap.com/currencies/bitcoin/ at any given time (or, if such pricing information is no longer available, a successor pricing source or, in the absence thereof, a comparable pricing source selected by the Holder in good faith).
I.
“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
J.
“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, or the Nasdaq Global Market.

K.
“Equity Interests” means shares of capital stock, partnership interests, membership interests or other equity ownership interests, and any warrants, options or other rights to acquire any of the foregoing.
L.
“Funding Date” means, with respect to any given Advance, the date on which such Advance is funded by the Holder.
M.
“GAAP” means United States generally accepted accounting principles, consistently applied.
N.
“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or similar instruments; (c) all obligations under conditional sale or other title retention agreements relating to property acquired by such Person; (d) all obligations issued or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business); (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (f) all guarantees of Indebtedness of others; and (g) all capital lease obligations.
O.
“Initial Maturity Date” means the date that is twelve (12) months following the Restatement Date.
P.
“Interest” means interest paid in cash and shall not include any PIK Fees.
Q.
“Lien” means any mortgage, lien, pledge, charge, security interest, encumbrance, or other similar restriction.
R.
“Material Adverse Effect” means any material adverse effect on (i) the business or operations of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated by the Transaction Documents, or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.
S.
“Maturity Date” means the Initial Maturity Date; provided that, if the Maturity Date is extended pursuant to Section 3(d), the “Maturity Date” shall mean the last day of the Renewal Term.
T.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity, or a government or any department or agency thereof.
U.
“Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, or (ii) controls or operates all or any part of the business, operations, or administration of such Person, and all of the foregoing, collectively, “Subsidiaries.”
V.
“Trading Day” means a day on which national stock exchanges in the United States are open for trading.
W.
“Transaction Documents” means, collectively, this Note, the Purchase Agreement, the Registration Rights Agreement, each Draw Request, each Draw Approval, and each of the other agreements and instruments entered into or delivered by any of the parties in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

[Signature Page Follows]

In Witness Whereof, the Company has caused this Note to be duly executed as of the Restatement Date set out above.

COMPANY:

FOLD HOLDINGS, INC.

By: /s/ Will Reeves
Name: Will Reeves
Title: Chief Executive Officer

Acknowledged and agreed:

HOLDER:

SATS CREDIT FUND LP
By: SATS Credit Fund GP LLC, its general partner

By: /s/ Jonathan Kirkwood
Name: Jonathan Kirkwood
Title: Managing Member

Amended and Restated Senior Unsecured Promissory Note — Signature Page

Exhibit A

[Draw Request]

Exhibit B

[Draw Approval]